Exhibit 99.1

FOR IMMEDIATE RELEASE

SunPower Contacts:

Investors

Bob Okunski

408/240-5447

Bob.Okunski@sunpowercorp.com

Media

Natalie Wymer

408/457-2348

Natalie.Wymer@sunpowercorp.com

SunPower CFO Announces Departure, New CFO Named

Company Exceeds Revenue, Gross Margin and Adjusted EBITDA Guidance

for the First-Quarter 2018

SAN JOSE, Calif., May 2, 2018 – SunPower Corporation (NASDAQ:SPWR) today announced that Chief Financial Officer (CFO) Chuck Boynton will transition out of SunPower to spend time with his family, in advance of pursuing career opportunities later this year. Boynton agreed to continue as Chief Executive Officer (CEO) of 8point3 Energy Partners through the sale.

The company has named Manavendra Sial, an experienced business, operations and financial leader, as its new CFO, effective following the filing of SunPower’s first-quarter 10-Q. He will lead SunPower’s global finance, planning and accounting organizations. Boynton will transition responsibilities to Sial over the next couple months.

“During his eight years with SunPower, Chuck has worked tirelessly, providing strong leadership during a period of industry change and helping SunPower grow significantly,” said SunPower CEO and Chairman of the Board Tom Werner. “Chuck has been an invaluable partner to me, leading many strategic transactions, providing thought leadership and disciplined financial acumen to SunPower. He will conclude his time with SunPower closing the sale of 8point3 Energy Partners along with completing the sale of other assets, which will improve our liquidity, allow us to delever our balance sheet and provide the resources necessary to further invest in our core growth initiatives. We thank him for his many contributions to SunPower and wish him the best with his future endeavors.”

Sial, SunPower’s newly named CFO, brings more than 20 years of global experience, including in operational finance, general management and financial planning and analysis. He most recently served as CFO for VECTRA, a $1 billion technology-driven diversified industry business, which was a portfolio company of certain funds managed by affiliates of Apollo Global Management,

LLC (NYSE: APO). During his time with VECTRA, Sial leveraged his organizational expertise to drive top-line growth, increase margins and improve cash generation, while implementing initiatives to simplify the company’s decision-making processes.

“Manavendra brings a great breadth of experience to SunPower, with a track record of driving top-line growth, and improving margins and cash,” Werner said. “His knowledge of the energy business will allow him to bring value to the position on day one and continue our prioritization of financial operations and cost savings programs.”

Prior to VECTRA, Sial was with SunEdison in various global finance and operations leadership roles from 2011 to 2015 including CFO of MEMC’s solar energy and materials divisions. He spent 11 years with General Electric (GE) in a variety of roles, from FP&A leader for the Energy Services unit to CFO of Power Delivery for GE’s Transmission and Distribution group.

He earned his MBA from Duke University’s Fuqua School of Business and his Bachelor of Commerce from Delhi University in India.

Year-to-date, SunPower has made significant strides to simplify its business, improve liquidity and return to sustained profitability. The company continues to see tremendous growth potential and is structuring the business to profitably capitalize on this. For the first-quarter 2018, SunPower exceeded its revenue, gross margin and Adjusted EBITDA guidance. The company will provide additional details related to financial performance on its May 8, 2018 earnings call.

About SunPower

As one of the world’s most innovative and sustainable energy companies, SunPower (NASDAQ:SPWR) provides a diverse group of customers with complete solar solutions and services. Residential customers, businesses, governments, schools and utilities around the globe rely on SunPower’s more than 30 years of proven experience. From the first flip of the switch, SunPower delivers maximum value and superb performance throughout the long life of every solar system. Headquartered in Silicon Valley, SunPower has dedicated, customer-focused employees in Africa, Asia, Australia, Europe, and North and South America. For more information about how SunPower is changing the way our world is powered, visit www.sunpower.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding transition timing and expectations, our expectations regarding our strategic transactions and initiatives, and our expectations regarding growth and profitability. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to the continued contributions of our key personnel, challenges managing our joint ventures and partnerships, the risk that we may not be able to successfully monetize our interest in 8point3 Energy Partners, our ability to successfully implement actions to streamline our business and focus, competition in the solar and general energy industry and downward pressure on selling prices and wholesale energy pricing, our liquidity, substantial indebtedness, and ability to obtain additional financing for our projects and customers, and changes in public policy, including the imposition and applicability of tariffs pursuant to the Section 201 trade action and the process for exemptions. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent report on Form 10-K, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

#     #     #